UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2010

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 232-1010

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A special meeting of the members of Lincolnway Energy, LLC was held on November 9, 2010.  The special meeting was called to vote on the adoption and approval of a Restatement of the Certificate of Organization and a Second Amended and Restated Operating Agreement for Lincolnway Energy, LLC.  The Restatement of the Certificate of Organization amends and restates in entirety the existing Articles of Restatement of Lincolnway Energy, LLC, and the Second Amended and Restated Operating Agreement amends and restates in entirety the existing Amended and Restated Operating Agreement of Lincolnway Energy, LLC.  The Restatement of the Certificate of Organization and the Second Amended and Restated Operating Agreement were voted upon as separate proposals, but the approval and effectiveness of each of those documents was conditioned upon the members' approval of the other document because the documents are interrelated.  The members approved both the Restatement of the Certificate of Organization and the Second Amended and Restated Operating Agreement.  The voting results are set out below.

The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to the Restatement of the Certificate of Organization was as follows:

	Against		Broker
For	Or Withheld	Abstentions	Non-Votes

16,434	110	574	-

The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to the Second Amended and Restated Operating Agreement was as follows:

	Against		Broker
For	Or Withheld	Abstentions	Non-Votes

16,420	124	574	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: November 12, 2010	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer